Filed pursuant to Rule 424(b)(5)

Registration No. 333- 271068

PROSPECTUS SUPPLEMENT

(To prospectus dated April 19, 2023)

3,947,368 Ordinary Shares

RAIL VISION LTD.

We are offering 3,947,368 Ordinary Shares, par value NIS 0.01 per share, or Ordinary Shares.

For each Ordinary Share issued in this offering, an associated common warrant is being issued in a concurrent private placement. The exercise price of the common warrants is $0.84 per Ordinary Share. The unregistered common warrants are exercisable at any time upon issuance and will expire five years following the date of issuance.

In an additional proposed private placement, we have entered into an agreement to issue an aggregate of 3,947,368 Ordinary Shares and 3,947,368 5-year common warrants exercisable at $0.84 per Ordinary Share to Knorr-Bremse Rail Vehicle Systems, part of Knorr-Bremse AG, which is the largest shareholder of Rail Vision. The Knorr-Bremse private placement is expected to close following approval of such transaction by the Rail Vision shareholders, subject to the satisfaction of customary closing conditions.

The securities offering in the concurrent private placements are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RVSN.” On May 9, 2023, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $0.88 per Ordinary Share. The highest aggregate market value of the outstanding Ordinary Shares held by non-affiliates within the 60 days prior to this prospectus supplement was approximately $4,481,946 million. During the twelve calendar months immediately prior to and including the date of this prospectus supplement, we have not sold any Ordinary Shares pursuant to General Instruction I.B.5. of Form F-3.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Aegis Capital Corp., or Aegis to act as our placement agent in connection with the offering. The placement agent has agreed to use its “reasonable best efforts” to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent fees, in respect of Ordinary Shares placed by the placement agent, set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Ordinary Share	Total
Offering price	$0.76	$3,000,000
Placement agent’s fees (1)	$0.06	$240,000
Proceeds, before expenses, to us	$0.70	$2,760,000

(1)	We have agreed to pay the placement agent an expense allowance of up to $75,000. See “Plan of Distribution” on page S-7 of this prospectus supplement for more information regarding the placement agent’s compensation.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the unregistered common warrants in a concurrent private placement.

Delivery of the securities is expected to be made on or about May 11, 2023, subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is May 10, 2023

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-271068) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on April 19, 2023. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $50 million of Ordinary Shares, warrants and units. As of May 10, 2023, we have not sold any Ordinary Shares under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Rail Vision Ltd., 15 Ha’Tidhar Street, Ra’anana, 4366517, Israel. Attention: Ofer Naveh, Chief Financial Officer, telephone number: +972-9-957-7706.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Rail Vision,” “the Company,” “we,” “us,” “our” and similar terms, refer to Rail Vision Ltd. and its subsidiaries, unless we state or the context implies otherwise. We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

All references to “NIS” are to New Israel Shekels, the lawful currency of Israel. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, AI based, industry-leading detection technology specifically designed for railways, with investments from Knorr-Bremse, a world-class rail system manufacturer. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operator. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and artificial intelligence, or AI, solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems.

Autonomous trains, also known as driverless trains, are operated automatically without any human intervention, and are monitored from the control station when communication is available. In case of any obstacle incurred in the route, the obstacle detection system commands the train to stop and in parallel a message is sent to operational control center and to the attendant on the train if any, to further command the train. Owing to increase in traffic congestion on road network, the need for smart and frequent trains has boosted the growth of the global market. According to Allied Market Research, the autonomous train technology market was valued at $5.88 billion in 2018, and is projected to reach $15.57 billion by 2026, growing at a CAGR of 12.9% from 2019 to 2026.

Since our founding in April 2016, we have developed unique railway detection systems for railway safety, based on image processing and deep leaning technologies that provide early warnings to train driver of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. In 2017, we were recognized as the winner of Deutche Banh’s MINDBOX competition for our automated early warning systems to prevent railway accidents.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. In addition, even when detected something on the level crossing tracks, the message has to be transmitted in a way that the driver would be able to react on time. In recognition of the limitations of existing solutions, we integrate a collision avoidance system using long-range real-time AI and electro-optics technologies on trains that is designed to address this unmet need. as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks, or poor infrastructure.

Company Information

Our registered office and principal place of business is located at Rail Vision Ltd., 15 Ha’Tidhar Street, Ra’anana, 4366517, Israel. Our telephone number in Israel is +972-9-957-7706. Our website address is www.railvision.io. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

THE OFFERING

Ordinary Shares offered by us	3,947,368 Ordinary Shares.
Ordinary Shares outstanding prior to the offering	16,091,488 Ordinary Shares.
Ordinary Shares to be outstanding after this offering	20,038,856 Ordinary Shares.
Offering price	The offering price is $0.76 per Ordinary Share and accompanying unregistered warrant.
Concurrent Placements

For each Ordinary Share issued in this offering, an associated common warrant is being issued in a concurrent private placement. We are selling to the purchasers unregistered common warrants to purchase up to an aggregate 3,947,368 Ordinary Shares at an exercise price of $0.84 per Ordinary Share. The unregistered common warrants are exercisable at any time upon issuance and will expire five years following the date of issuance.

In an additional proposed private placement, the Company has entered into an agreement to issue an aggregate of 3,947,368 Ordinary Shares and 3,947,368 5-year common warrants exercisable at $0.84 per Ordinary Share to Knorr-Bremse Rail Vehicle Systems, part of Knorr-Bremse AG, which is the largest shareholder of Rail Vision. The Knorr-Bremse private placement is expected to close following approval of such transaction by the Rail Vision shareholders, subject to the satisfaction of customary closing conditions.

The securities offering in the concurrent private placements are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

In all transactions, the purchase price of one Ordinary Share and one 5-year common warrant is $0.76. The aggregate gross proceeds to the Company of all transactions are expected to be approximately $6.0 million.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes (which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital.

See “Use of Proceeds” on page S-5 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	“RVSN”

Unless otherwise stated, all information in this prospectus supplement, is based on 16,091,488 Ordinary Shares outstanding as of May 9, 2023, and does not include the following as of that date:

●	2,332,352 Ordinary Shares reserved for issuance under our Amended Share Option Plan, of which options to purchase 1,900,896 Ordinary Shares were outstanding as of such date at a weighted average exercise price of $2.90, of which 840,588 were vested as of such date;

●	4,597,458 Ordinary Shares issuable upon the exercise of warrants, at an exercise price of $4.13; and

●	75,080 Ordinary Shares issuable upon the exercise of outstanding warrants issued to service providers, at a weighted average exercise price of $3.50 per Ordinary Share, 12,500 of which were vested as of May 9, 2023.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which include financing our operations, capital expenditures and business development, and for pursuing strategic opportunities, including, but not limited to, strategic acquisitions. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the price per Ordinary Share being offered is higher than the book value per Ordinary Share, you will suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. After giving effect to the sale of 3,947,368 Ordinary Shares in this offering at an offering price of $0.76, and based on the net tangible book value of our Ordinary Shares as of December 31, 2022, if you purchase Ordinary Shares in this offering, you will suffer immediate dilution of $0.22 per Ordinary Share with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

A substantial number of our Ordinary Shares will be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Pursuant to this offering, we will sell 3,947,368 Ordinary Shares, equal to approximately 19.7% of our outstanding Ordinary Shares as of May 10, 2023. In addition, we have entered into an agreement to issue an additional 3,947,368 Ordinary Shares pursuant to a private placement, subject to the approval of our shareholders. This sale and any future issuances or sales of a substantial number of Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, together with the concurrent private placements, will be sufficient to fund our operating expense and capital requirements for at least nine months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law, or the Companies Law.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, the accompanying prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of Ordinary Shares in this offering will be approximately $2.5 million, after deducting placement agent fees and offering expenses payable by us.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes(which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2022:

●	on an actual basis;

●

on an as adjusted basis to give further effect to the sale of 3,947,368 shares in this offering at an offering price of $0.76 per Ordinary Share and accompanying unregistered warrant, after deducting estimated fees to the placement agent and estimated offering expenses payable by us, as if the sale of the Ordinary Shares had occurred on December 31, 2022.

The information in this table is derived from our audited financial information as of December 31, 2022, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus supplement.

U.S. dollars in thousands	As of December 31, 2022
	Actual	As Adjusted (1)
Cash and cash equivalents	$8,270	10,793

Shareholders’ equity:
Ordinary shares	46	57
Additional paid in capital	63,033	65,545

Accumulated deficit	(54,814)	(54,814)
Total shareholders’ equity	8,265	10,788
Total capitalization	8,265	10,788

(1)	The as adjusted additional paid-in capital includes warrants to be issued in connection with this offering are being accounted for as equity instruments in accordance with the guidance contained in ASC 815-40.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2022, was $0.52 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 15,896,040, the total number of Ordinary Shares outstanding at December 31, 2022.

After giving additional effect to the sale of 3,947,368 Ordinary Shares in this offering at a public offering price of $0.76 per Ordinary Share, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been approximately $10.8 million, or $0.54 per Ordinary Share. This amount represents an immediate increase in net tangible book value of $0.02 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.22 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis:

Public offering price per Ordinary Share		$0.76
Net tangible book value per Ordinary Share as of December 31, 2022	$0.52
Increase in net tangible book value per Ordinary Share attributable to investors purchasing Ordinary Shares in this offering	$0.02
Adjusted net tangible book value per Ordinary Share after offering		$0.54
Dilution per Ordinary Share to investors purchasing Ordinary Shares in the offering		$0.22

The above discussion and table are based on 15,896,040 Ordinary Shares outstanding as of December 31, 2022, and does not include the following as of that date:

●	2,332,352 Ordinary Shares reserved for issuance under our Amended Share Option Plan, of which options to purchase 1,900,896 Ordinary Shares were outstanding as of such date at a weighted average exercise price of $2.90, of which 840,588 were vested as of such date;

●	195,448 Ordinary Shares issued to Israel Railways upon their exercise of warrants for no consideration in January 2023;

●	4,597,458 Ordinary Shares issuable upon the exercise of warrants, at an exercise price of $4.13; and

●	75,080 Ordinary Shares issuable upon the exercise of outstanding warrants issued to service providers, at a weighted average exercise price of $3.50 per Ordinary Share, 12,500 of which were vested as of May 9, 2023.

To the extent that outstanding options or warrants are exercised or we issue additional Ordinary Shares under our equity incentive plans, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into a placement agent agreement, dated as of May 10, 2023, with Aegis Capital Corp. Subject to the terms and conditions contained in the placement agent agreement, the placement agent has agreed to act as placement agent in connection with the sale of the Ordinary Shares.

The placement agent may engage selected dealers to assist in the placement of the Ordinary Shares. The placement agent is not purchasing or selling any of the Ordinary Shares offered by us under this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the Ordinary Shares. There is no required minimum number of Ordinary Shares that must be sold as a condition to completion of this offering. The purchase price for the Ordinary Shares has been determined based upon arm’s-length negotiations between the investors and us.

The placement agent agreement provides that the obligations of the placement agent and the investors of the Ordinary Shares are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The placement agent agreement also provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act.

We have entered into a securities purchase agreement directly with each investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.  Under the securities purchase agreement, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents until the later of (i) sixty (60) days after the effectiveness date of the resale registration statement registering the securities issued in the concurrent private placements to this offering and (ii) one hundred twenty (120) days after the closing date of this offering, subject to certain customary exceptions. We currently anticipate that the closing of the sale of the Ordinary Shares offered hereby will be completed on or about May 11, 2023, subject to customary closing conditions.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the Ordinary Shares sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to $240,000 representing 8% of the gross proceeds to us from the sale of the Ordinary Shares in the offering from investors introduced to the Company by the placement agent. We have also agreed to reimburse the placement agent for certain fees and disbursements incurred by them in connection with this offering in an amount of up to $75,000.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $162,000, which includes legal and printing costs, various other fees and the reimbursement of the placement agent expenses.

Lock-up Agreements

The Company’s directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding ordinary shares agreed to enter into customary “lock-up” agreements in favor of the placement agent for a period of sixty (60) days from the effectiveness date of the resale registration statement registering the securities issued in the concurrent private placements to this offering subject to exceptions listed in the lock-up agreements.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “RVSN.”

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other

The placement agency agreement and the securities purchase agreement are included as exhibits to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

The validity of the securities offered hereby and certain matters of Israeli law will be passed upon for us by Shibolet & Co. Law Firm, Tel Aviv, Israel. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Kaufman & Canoles, P.C., Richmond, Virginia acted as counsel to the placement agent.

EXPERTS

The financial statements of Rail Vision Ltd. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2022, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein. Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 23, 2023; and

●	The description our Ordinary Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on March 25, 2022 (File No. 001-41334), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, and including any further amendment or report filed for the purpose of updating such description.

The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Rail Vision Ltd., 15 Hatidhar St. Ra’anana, 4366517 Israel. Attention: Ofer Naveh, Chief Financial Officer, telephone number: + +972-9-957-7706.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://safe-t.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PROSPECTUS

$50,000,000

RAIL VISION LTD.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $50,000,000 of our ordinary shares, par value NIS 0.01 per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “RVSN.”

Investing in the securities involves a high degree of risk, including that the trading price of Ordinary Shares has been subject to volatility and investors in this offering may not be able to sell their Ordinary Shares above the actual offering price or at all. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “Rail Vision” refer to Rail Vision Ltd., an Israeli corporation.

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OUR COMPANY

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, AI based, industry-leading detection technology specifically designed for railways, with investments from Knorr-Bremse, a world-class rail system manufacturer. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operator. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and artificial intelligence, or AI, solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems.

Autonomous trains, also known as driverless trains, are operated automatically without any human intervention, and are monitored from the control station when communication is available. In case of any obstacle incurred in the route, the obstacle detection system commands the train to stop and in parallel a message is sent to operational control center and to the attendant on the train if any, to further command the train. Owing to increase in traffic congestion on road network, the need for smart and frequent trains has boosted the growth of the global market. According to Allied Market Research, the autonomous train technology market was valued at $5.88 billion in 2018, and is projected to reach $15.57 billion by 2026, growing at a CAGR of 12.9% from 2019 to 2026.

Since our founding in April 2016, we have developed unique railway detection systems for railway safety, based on image processing and deep leaning technologies that provide early warnings to train driver of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. In 2017, we were recognized as the winner of Deutche Banh’s MINDBOX competition for our automated early warning systems to prevent railway accidents.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. In addition, even when detected something on the level crossing tracks, the message has to be transmitted in a way that the driver would be able to react on time. In recognition of the limitations of existing solutions, we integrate a collision avoidance system using long-range real-time AI and electro-optics technologies on trains that is designed to address this unmet need. as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks, or poor infrastructure.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under the summary above, under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

capitalization

The following table sets forth our capitalization as of December 31, 2022. The information in this table is derived from our audited financial information as of December 31, 2022, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus.

U.S. dollars in thousands	As of December 31, 2022

Cash and cash equivalents	$8,270

Shareholders’ equity:
Ordinary shares	46
Additional paid in capital	63,033

Accumulated deficit	(54,814)
Total shareholders’ equity	8,265
Total capitalization	8,265

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development, and for pursuing strategic opportunities, including, but not limited to, strategic acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary of the material terms of our Articles and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Ordinary Shares

As of March 31, 2023, our authorized share capital consisted of 100,000,000 Ordinary Shares, par value NIS 0.01 per share, of which 16,091,458 Ordinary Shares were issued and outstanding as of such date. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

In addition to Ordinary Shares, in the last three years, we have issued warrants to purchase an aggregate of 4,597,458 Ordinary Shares to investors, of which no warrants have expired, no warrants have been exercised and 4,597,458 are still outstanding. The exercise price of the warrants is $4.13 per Ordinary Share. In addition, in the last three years we have issued options to directors, employees and consultants to purchase an aggregate of 1,964,910 Ordinary Shares, of which 464,530 options have expired, no options have been exercised and 1,500,380 options are still outstanding. The exercise price of the options ranges from $1.85 to $6.14 per Ordinary Share.

Registration Number of the Company

Our registration number with the Israeli Registrar of Companies is 515441541.

Purposes and Objects of the Company

Our purpose and objectives are set forth in Section 3 of our amended and restated articles of association.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person electronically or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are appointed by shareholders holding at least 10% of the issued share capital of the company and in such case the appointment will be for undefined period, subject to the provisions of the amended and restated articles, or elected at an annual general meeting of our shareholders and in such case they shall serve on the board of directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law, upon the earlier. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting or earlier if required by our amended and restated articles of association or applicable law, upon the earlier. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Companies Law.  See “Item 6.C— Management—Board Practices—External Directors” in our Annual Report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein for additional information.

Annual and Special Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the members of our board of directors; and/or (b) one or more shareholders holding, in the aggregate, either (i) 5% or more of our outstanding voting power or (ii) 5% or more of our outstanding issued shares and 1% of our outstanding voting power.

Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes, among other matters, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, under our amended and restated articles of association, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, in order to change the rights attached to any class of shares, such change must be adopted by the board of directors and at a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority requirement that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 15 and “Incorporation of Information by Reference” beginning on page 15. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 15 and “Incorporation by Reference” beginning on page 15 We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Shibolet & Co. Law Firm, Tel Aviv, Israel.

EXPERTS

The financial statements of Rail Vision Ltd. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 incorporated in this Prospectus by reference from the Annual Report on Form 20-F for the year ended December 31, 2022, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein. Such financial statements are incorporated in this Prospectus by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with an offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee		$5,510
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 23, 2023; and

●	The description our Ordinary Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on March 25, 2022 (File No. 001-41334), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Rail Vision Ltd., 15 Hatidhar St. Ra’anana, 4366517 Israel. Attention: Ofer Naveh, Chief Financial Officer, telephone number: + +972-9-957-7706.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://safe-t.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, all or a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Shibolet & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli Consumer Price Index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

3,947,368 Ordinary Shares

Rail Vision Ltd.

PROSPECTUS

Aegis Capital Corp.

May 10, 2023